SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Shanghai, China – April 20, 2015. After a successful world premiere at the New York Auto Show last month, the Lincoln Continental Concept featuring an SPD-SmartGlass electronically tinting sunroof using patented technology from Research Frontiers (Nasdaq: REFR) makes its Asian debut at Auto Shanghai 2015 from April 20th to 29th. The Lincoln Continental Concept is a preview of an all-new full-size production luxury sedan, which is expected by Ford to be available in the Chinese and other markets in 2016. Auto Shanghai is now the world’s largest auto show reflecting China’s importance as the world’s largest and fastest growing automobile market with 18.4 million cars sold in 2014.

China is an important market for the entire auto industry especially for Lincoln which entered this market in late 2014. Lincoln has opened 11 dealerships in 9 cities and plans to expand to 60 dealerships in 50 cities in 2016. The rear seat focused Continental will be key to their efforts in China, given the chauffeur driven nature of this market.

As noted in Lincoln’s press release from Auto Shanghai 2015, “New technology is a hallmark of this vehicle.” Ford Motor Company president and CEO Mark Fields said, “The Continental Concept showcases the promise of quiet luxury from Lincoln going forward. It also is a strong indication of what’s to come next year as we introduce our new Lincoln Continental full-size luxury sedan.” Ford highlighted SPD-SmartGlass in this vehicle by saying, “Rearseat comfort is further highlighted by an SPD-SmartGlass tinting sunroof, which allows passengers to control heat from direct sunlight. With the touch of a button, the glass can cool the vehicle interior by as much as 18 degrees Fahrenheit, while blocking 99 percent of UV rays.”

Please see a video of the SPD-SmartGlass tinting sunroof switching on the Lincoln Continental Concept. More links and updated information about the Lincoln Continental Concept and its SPD-SmartGlass sunroof is available on Research Frontiers’ SmartGlass.com website and on its social media sites.

Kumar Galhotra, Lincoln's president, noted the importance of benefits to the customer: “Lincoln is different. For us it is more than the machine. It is about what our vehicles do for our clients.”

Joseph M. Harary, President and CEO of Research Frontiers Inc., the company which has invested over $100 million to develop the SPD-SmartGlass technology used in the Lincoln Continental Concept variable tint sunroof, noted: “Light is the new luxury and Ford has seen first-hand how sales of panoramic roofs have been embraced by their customers. Since its debut at the New York Auto Show three weeks ago, the automotive press has also embraced the aesthetics and functional benefits of the SPD-SmartGlass roof in the Continental. With large glass roof areas becoming more and more popular in cars today, especially in luxury brands, the need to control the amount of heat, light and glare coming through these panoramic roofs becomes even more important. Lincoln’s use of SPDSmartGlass brings beautiful design aesthetics and functionality to enhance the comfort and productivity of passengers who ride in this vehicle.”

SPD-SmartGlass technology has proven itself in many aspects in the automotive industry, from durability and performance, to sales. The Mercedes-Benz MAGIC SKY CONTROL panoramic roof feature using SPD-SmartGlass technology is now in use on tens of thousands of cars around the world. SPD-SmartGlass technology has been put through rigorous durability and performance testing in some of the most extreme conditions on Earth, including testing in the arctic cold of Scandinavia and the blistering desert heat of Death Valley, California.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Research Frontiers Press Release dated April 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: April 21, 2015